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                                                                       EX-99.B16

               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
               VANGUARD WORLD FUND, INC. (U.S. GROWTH PORTFOLIO)


1. Average Annual Total Return (As of August 31, 1995)

                   n
          P (1 + T)  = ERV
     Where:  P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period


EXAMPLE:

      One Year
      --------
           P =   $1,000
           T =   +22.75
           N =   1
         ERV =   $1,227.50
    Five Years
    ----------
           P =   $1,000
           T =   +14.30
           N =   5
         ERV =   $1,951.19
    Ten Years
    ---------
           P =   $1,000
           T =   +12.92
           N =   10
         ERV =   $3,370.77



2. YIELD (30 Days Ended August 31, 1995)



                           a - b
                           -----      (6)
                Yield = 2[( c X d  + 1)    - 1]
        Where:   a = dividends and interest accrued during the period based on the market price
                 b = expense dollars during the period
                 c = the 30-day average daily number of shares outstanding
                     during the period
                 d = the maximum offering price per share on the last day of the period

       Example   a = $4,974,153.66
                 b = $1,082,259.49
                 c = 159,087,111.847
                 d = $19.89
                Yield = 1.48%

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               SCHEDULE FOR COMPUTATION OF PERFORMANCE QUOTATIONS
           VANGUARD WORLD FUND, INC. (INTERNATIONAL GROWTH PORTFOLIO)


1. Average Annual Total Return (As of August 31, 1995)

                   n
          P (1 + T)  = ERV
     Where   P = a hypothetical initial payment of $1,000
             T = average annual total return
             N = number of years
             ERV = ending redeemable value at the end of the period


    EXAMPLE:
    One Year
           P =   $1,000
           T =   +3.76%
           N =   1
         ERV =   $1,037.55
    Five Years
           P =   $1,000
           T =   +7.82%
           N =   5
         ERV =   $1,456.96
    Ten Years
           P =   $1,000
           T =   +16.27%
           N =   10
         ERV =   $4,515.65